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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Pre-effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 15, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in ArthroCare Corporation's Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Austin, Texas
August 4, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM